Exhibit 4.32

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

[*****] indicates the redacted confidential portions of this exhibit.

BINDING TERM SHEET

[*****]®

December 6, 2019

Recitals

This Binding Term Sheet (“Term Sheet”) summarizes the main terms and conditions under [*****], of [*****] (“COMPANY”) and Kamada Ltd. of 2 Holzman St. Science Park, P.O. Box 4801, Rehovot, 7670402, Israel (“SUPPLIER”) will enter into a long-term agreement for the supply of the Product (as defined below) and for the grant of exclusive distribution rights to SUPPLIER in certain territories and ancillary agreements. (Each of COMPANY and SUPPLIER is referred to hereunder as a “Party” and together the “Parties”.)

By signing this Term Sheet, the Parties agree to be legally bound by the provisions set forth below, and each Party shall be legally bound to proceed to negotiate in good faith and then execute the following agreements incorporating the terms set forth herein:

i. a Contract Manufacturing and Supply Agreement (the “Supply Agreement”);

ii. a Plasma Supply Agreement (the “Plasma Agreement”);

iii. a Quality Agreement (the “Quality Agreement”);

iv. a Technology Transfer Agreement (the “Technology Transfer Agreement”); and

v. an Exclusive Distribution Agreement (the “Exclusive Distribution Agreement”)

(Each of the agreements listed in (i) through (v) above, collectively, the “Definitive Agreements” and individually, a “Definitive Agreement”).

The Plasma Agreement, the Quality Agreement and the Technology Transfer Agreement will each include a three-way executed annex that will include a detailed list of COMPANY, SUPPLIER and [*****] (as defined below) roles and responsibilities with respect to the scope of each of those agreements.

The Parties shall make all commercial reasonable best efforts to execute the Technology Transfer Agreement within [*****] ([*****]) days following the execution of this Term Sheet.

The Parties shall make all commercial reasonable best efforts to execute the other Definitive Agreements not later than [*****].

The execution of the Definitive Agreements is subject to obtaining the approval of the Parties’ respective senior management and Board of Directors.

Product	The pharmaceutical product, [*****]®[*****] (the “Product”).
Territory

Worldwide (other than the Exclusive Distribution Territories (as defined below) (the “Territory”).

The “Exclusive Distribution Territories” shall mean the territories in respect of which COMPANY shall grant SUPPLIER exclusive distribution rights under the Exclusive Distribution Agreement as follows: (a) Israel; (b) the areas or territories administered or controlled by Palestinian Authorities which shall be deemed to include the West Bank and Gaza (the “Palestinian Territories”); and (c) any other country/ies or territory/ies mutually agreed upon by the Parties. SUPPLIER will be solely responsible for obtaining, and the costs associated with, all necessary product registrations and Regulatory Approvals in the Exclusive Distribution Territories.

Subcontractor

Following the written approval of COMPANY, SUPPLIER may engage subcontractors to perform specific services and/or obligations under any of the Definitive Agreements (each a “Subcontractor”). Unless specifically agreed under any Definitive Agreement(s), the SUPPLIER will remain primarily liable to COMPANY for the performance of its Subcontractors performance and obligations under the Definitive Agreements.

Without derogating from the foregoing, it is hereby agreed between the Parties that for the purposes of this Term Sheet and the Definitive Agreements, [*****] (“[*****]”) shall be considered to be a Subcontractor of the SUPPLIER for the purpose of the performance of certain Plasma’s fractionation services and related services.

Supplier Registration and Regulatory Approval

The SUPPLIER, as manufacturer of the Product (including, the manufacturing facilities of SUPPLIER and its Subcontractor, [*****]), has or will obtain and maintain any and all manufacturing and GMP approvals for its manufacturing facilities as may be required by [*****] (the “[*****]”), [*****], or other regulatory authorities in the Territory (such required registrations/licenses, the “Supplier Registration”). As used herein, the term “Regulatory Approval” shall mean the manufacturing and GMP approvals required in order to manufacture or sell the Product, obtained by [*****] and [*****] under current licenses in the Territory, including, but not limited to, the Supplier Registration.

In the event that COMPANY wishes to register the Product in other territories which will require additional regulatory oversight other than the [*****] or [*****] (other than territories that will be covered under the Exclusive Distribution Agreement), then the Parties shall negotiate and endeavor to reach an agreement, in good faith, with respect the additional activities that may be required, timelines and costs associated with such additional registration. For purposes of clarity, SUPPLIER shall be responsible for the costs to obtain Regulatory Approval by the applicable regulatory agency or authority in each of the Exclusive Distribution Territories.

Term

The Supply Agreement shall provide for an initial term of twelve (12) years, commencing on the date of the grant of Regulatory Approval by either the [*****] or [*****] (the “Supply Agreement Effective Date”), which is projected to be by [*****], the expiration date to be [*****], (such period, the “Initial Term”); provided however, that the Parties may mutually agree to extend the term of the Supply Agreement for consecutive [*****] ([*****]) year renewal terms (each a “Renewal Term” and together with the Initial Term, the “Supply Agreement Term”), by mutual agreement at least [*****] ([*****]) months prior to the end of the Initial Term or the then current Renewal Term.

Each of the Plasma Agreement and the Quality Agreement shall have a commencement date as of the date of its execution and shall remain in effect until the later of: (i) the termination of the Technology Transfer Agreement; or (ii) the termination of the Supply Agreement.

The Technology Transfer Agreement shall have a commencement date as of the date of its execution and shall remain in effect until Regulatory Approval by both the [*****] and [*****] has been obtained by the COMPANY, or until COMPANY chooses not to pursue such approval, unless earlier terminated as set forth in this Term Sheet and/or in accordance with the terms of the Technology Transfer Agreement.

Supply Agreement

The Supply Agreement will set forth in detail the respective responsibilities and obligations of the Parties (including any regulatory responsibilities and requirements) with respect to the manufacture and supply by SUPPLIER to COMPANY of commercial batches of the Product (as shall be more fully described in the Supply Agreement, and all references in this Term Sheet to “batches” shall refer to commercial batches of the Product, unless otherwise expressly provided herein), including, but not limited to, the following:

i.     [*****] (the “Source Plasma”) – COMPANY shall be responsible for the timely supply of all quantities of the Source Plasma required for the manufacturing of the Product. The specific terms of the Source Plasma supply, including the specifications therefor and other requirements (including current good manufacturing practices and other applicable laws, regulations and standards) to be complied with by COMPANY, will be set forth in the Plasma Agreement.

ii.    Raw Materials – SUPPLIER will be responsible for sourcing and qualifying all raw materials (other than the Source Plasma) necessary for production of the Product.

iii.   Raw Materials Storage – SUPPLIER will be obligated to store all raw materials and Source Plasma as required by COMPANY’s specifications (as shall be set forth in the Quality Agreement), SUPPLIER’s standard operating practices and applicable regulatory standards.

iv.  [*****]Testing of Product – The COMPANY will be responsible for the performance of the [*****] testing of the Product at its own cost.

v.   Rolling Forecast – The COMPANY shall be required to provide a [*****] ([*****]-month rolling forecast for the Product (“Rolling Forecast”) on a monthly basis, with the first [*****] ([*****]) months of each Rolling Forecast being binding (the “Binding Forecast”), and the COMPANY shall issue purchase orders for the quantities of the Product in the Binding Forecast. The first Rolling Forecast shall be submitted to SUPPLIER one (1) year prior to the expected Supply Agreement Effective Date, but shall not be binding on either Party until the Supply Agreement Effective Date. The first Binding Forecast shall be effective as of the Supply Agreement Effective Date. The COMPANY shall provide SUPPLIER with purchase orders for the naked filled vials of the Product not less than [*****] ([*****]) months prior to the required delivery date, and for final packed vials not less than [*****] ([*****]) months prior to the required delivery date.

In addition, upon termination of the Supply Agreement, other than as a result of COMPANY’s uncured material breach, or as a result of SUPPLIER’s inability to supply the Product due to force majeure (as shall be defined in the Supply Agreement), COMPANY shall have the right, but not the obligation, to order up to [*****] ([*****]) additional batches of the Product in accordance with the then applicable Rolling Forecast, subject to the timely supply by COMPANY of the required quantities of Source Plasma.

vi.   Minimum Commitment – During the Supply Agreement Term, COMPANY will be obligated to acquire and SUPPLIER will be obligated to supply a minimum of [*****] ([*****]) [*****] of the Product per year for each of the first five full calendar years of the Initial Term, and [*****] ([*****]) batches of the Product per year for the remaining [*****] years of the Initial Term (“Minimum Annual Commitment). In the event that COMPANY fails to order the Minimum Annual Commitment in a given year, then the COMPANY will be obligated to pay SUPPLIER an amount equal to [*****]% of the Supply Price per each of the batches not ordered under the Minimum Annual Commitment.

vii.  Batch Size – The current batch size is [*****] of Source Plasma.

viii. Supply Price – The price payable by COMPANY to the SUPPLIER per batch of the Product supplied shall be as follows (the “Supply Price”):

a. $[*****][*****]per batch; and

b. $[*****][*****]per batch for the incremental batches supplied in a given year in excess of the 1st 12 batches.

Delivery of the Product will be made [*****] (Incoterms 2010) [*****][*****][*****]in [*****].

The Supply Price does not include costs associated with Source Plasma (covered under the Plasma Agreement), [*****] and batch release services as may be required to release the Product, except in [*****].

COMPANY will be responsible for Product Qualified Person batch release in [*****] and all costs associated with it. In the event that COMPANY wishes SUPPLIER to provide with the Product Qualified Person batch release in [*****], then COMPANY shall reimburse SUPPLIER for all of its costs and expenses associated with such additional service.

Payment shall be made by COMPANY in full within [*****] ([*****]) days from the date of SUPPLIER’s invoice.

ix.   Supply Price Adjustment – As of [*****], and at the beginning of every calendar year thereafter, the Supply Price will be increased on an annual basis by the lower of: (a) [*****]; or (b) [*****]%.

In addition, in case of substantial change in the cost to SUPPLIER to manufacture and supply the Products under the Supply Agreement due to statutory or regulatory changes or a change in the specifications of the Product, or due to other changes, such as significant increase in cost of raw material or cost of activities subcontracted, SUPPLIER will provide such documentation for such increases as COMPANY may reasonably request and the Parties agree to negotiate and endeavor to reach agreement in good faith regarding adjustment (increase) to the Supply Price.

x.    Production failure –The COMPANY will become obligated to pay the Supply Price for a Product batch upon initiation of the first step of the production process by SUPPLIER (i.e. thawing of plasma), even in case the production or manufacture of such batch is not completed either at the direction of the COMPANY or as a result of the termination of the Supply Agreement following a default by COMPANY; provided, however, that if a batch of Product shall fail to meet the specifications for the Product, and an independent mutually agreed laboratory shall determine that the batch failure was through the fault of SUPPLIER, then the SUPPLIER will replace the failed batch at SUPPLIER’s cost, following the supply by the COMPANY of Source Plasma required for such replacement batch.

In the event that the total number of failed batches in a given calendar year exceed [*****] ([*****]), then SUPPLIER will reimburse COMPANY for the value of the Source Plasma, included in each of the failed batches over the first [*****] ([*****]) failed batches. SUPPLIER’s responsibility to reimburse COMPANY for the costs of the Source Plasma will be capped at [*****]% of Supplier’s annual sales from supply Product to the COMPANY.

xi.   Yields – Current estimated batch yields based in [*****] process – [*****]vials.

The Parties will negotiate in good faith the mechanism of determination pricing modifications (increase or decrease) in relation to batch yields. Such negotiations will be initiated following the manufacturing and supply of the first [*****] ([*****]) batches (excluding [*****] (“[*****]”) batches) by SUPPLIER, and will be based on actual data resulting from the manufacturing of those batches.

xii.  Art Work – The COMPANY shall be required to provide SUPPLIER with the artwork and labeling specifications for the Product at its own cost and in coordination with SUPPLIER preferred vendors.

xiii. Back-Up Supplier –COMPANY shall be entitled to qualify an alternative supplier of the Product (“Back-Up Supplier”) solely for the purpose of supplying Product to COMPANY in the event that SUPPLIER is unable to supply the Product in the circumstances and subject to the conditions set forth below. SUPPLIER agrees to reasonably cooperate with COMPANY, at COMPANY’s expense, to transfer to such Back-Up Supplier or reasonably assist with the replication by such Back-Up Supplier of [*****] manufacturing technology, know-how and trade secrets that have been transferred to SUPPLIER pursuant to the Technology Transfer Agreement and are used by SUPPLIER in the manufacture of the Product, for the limited purposes set forth in this subsection, provided that reasonable and customary written undertakings from such Back-Up Supplier are in place to protect SUPPLIER’s, the COMPANY’s, and any third-party’s confidential and proprietary information and to ensure compliance by such Back-Up Supplier with any obligations of SUPPLIER under any license with respect to any manufacturing technology, know-how and trade secrets transferred.

In the event that SUPPLIER is unable to supply the Product during a consecutive period of [*****] ([*****]) months after the scheduled delivery date of the Product (except due to the failure of COMPANY to supply Source Plasma or any other fault of the COMPANY), the COMPANY may utilize the services of such Back-Up Supplier until such time as the SUPPLIER resumes production and delivery of the Product, and the quantities of Product supplied by such Back-Up Supplier shall be deemed to have been supplied by SUPPLIER for the purposes of the Minimum Annual Commitment.

The cost payable to SUPPLIER for such technology transfer will be specified in a separate work order.

xiv. Joint Steering Committee – the COMPANY, SUPPLIER and [*****] will form a joint steering committee including representatives of each entity which will oversee all activities during the Term of the Supply Agreement (“JCT”). The JCT will meet as needed but not less than on a quarterly basis.

xv.  Termination – In the event of Termination of the Supply Agreement by COMPANY during the Initial Term, other than as a result of SUPPLIER’s material and uncured breach of its obligations under the Supply Agreement, then in addition to all other remedies agreed upon, and subject to SUPPLIER and/or [*****] provides such documentation to support the actual CAPEX Investment (as such term is defined under the Technology Transfer Agreement) made through such termination, the COMPANY will be obligated to compensate SUPPLIER and/or [*****] for [*****]% of the CAPEX Investment (as such term is defined under the Technology Transfer Agreement) up to an amount of [*****] on a Pro-Rata basis. For clarification, the [*****] represents the [*****]% portion of the CAPEX Investment.

An example is below for clarification:

In the event the Supply Agreement is terminated at the end of its fourth year than COMPANY will be required to pay the that portion that represents the balance of the Initial Term; [*****] of the [*****]years: [*****] × [*****] = [*****]

xvi. The Supply Agreement shall contain representations, warranties, covenants, indemnification obligations, insurance commitments, limitation of liability and other provisions that are customary for manufacture and supply agreements.

Plasma Agreement

The Plasma Agreement will set forth in detail the respective responsibilities and obligations of the Parties (including any regulatory responsibilities and requirements) with respect to the supply by COMPANY to SUPPLIER of Source Plasma, including, but not limited to, the following:

i.    The Source Plasma – COMPANY shall be responsible for the timely supply of all quantities of the Source Plasma required for the manufacturing of the Product, whether under the Supply Agreement, the Technology Transfer Agreement and/or the Exclusive Distribution Agreement (as applicable). COMPANY shall bear all costs associated with the procurement and delivery of the required quantities of the Source Plasma indicated in the binding purchase order and will make such quantities available in the location designed by SUPPLIER, at least [*****] months in advance of each scheduled Product delivery date. COMPANY shall deliver the Source Plasma and any COMPANY-supplied components (to be specified in the Plasma Agreement) to the location designated by SUPPLIER [*****] (Incoterms 2010), In the event that SUPPLIER and/or [*****] support is required with respect to shipment and/or delivery of the Source Plasma, then SUPPLIER and/or [*****] will be entitled for reimbursement of its costs associated with such activities.

ii.    Excess Plasma – COMPANY agrees to allow SUPPLIER and its Subcontractor to utilize excess fractionated plasma (of the supplied Source Plasma), free of charge, to further process into products and potentially resell. Save for any liability for defective or any other non-conforming Source Plasma supplied by COMPANY, COMPANY will not be responsible for any liability, or regulatory and reporting requirements in connection with products that are produced from such excess plasma. COMPANY will provide SUPPLIER or its Subcontractor with information related to the Source Plasma supplied by the COMPANY to the extent required for submission to any regulatory authorities, or under applicable laws, regulations or rules, and/or otherwise required for the exercise of SUPPLIER’s rights and/or fulfillment of any of its obligations under the Definitive Agreements. SUPPLIER will fairly compensate COMPANY for the information related to the Source Plasma and time to support such activities above a minimal level which will be defined in the Plasma Agreement.

iii. The Plasma Agreement shall contain representations, warranties, covenants, indemnification obligations, insurance commitments, and limitation of liability provisions and other provisions that are customary for agreements of this kind.

iv.  COMPANY responsibility with respect to [*****] or any other third party Source Plasma supplier cooperation – COMPANY shall use commercially reasonable best efforts to obtain the support of [*****] or any other third party Source Plasma supplier as may be needed to ensure: (a) Adequate supply of Source Plasma to ensure Source Plasma availability at [*****] at least [*****] weeks in advance of the relevant scheduled manufacturing start date. (ii) Supplies of the Source Plasma in a refrigerated container and provides the associated electronic shipment notice detailing all relevant Source Plasma unit information (Electronic Bleeding List), and (iii) Responsibility for the initiation of the look-back handling.

v.   Complaints – the Plasma Agreement will include a reference to a complaints mechanism as will be further defined under the Quality Agreement.

vi.  Three Way Annex – The Plasma Agreement shell include a three-way executed annex that will include a detailed list of COMPANY, SUPPLIER and [*****] roles and responsibilities with respect to the Supply and handling of the Source Plasma.

vii. The Plasma Agreement shall contain representations, warranties, covenants, indemnification obligations, insurance commitments, limitation of liability and other provisions that are customary for supply agreements.

Technology Transfer Agreement

The Technology Transfer Agreement will set forth in detail the respective responsibilities and obligations of the Parties (including any regulatory responsibilities and requirements) with respect to technology transfer and other services with respect to the Product, Product manufacturing qualification and Regulatory Approval by the [*****] and/or [*****], including, but not limited to, the following:

i.     Transition/qualification of Product manufacturing – SUPPLIER shall use commercially reasonable best efforts to work with COMPANY and [*****] in order to transition and qualify the Product manufacturing from [*****] to SUPPLIER and its Subcontractor, [*****], with a target date for obtaining Regulatory Approval by the [*****] and [*****].

COMPANY shall use commercially reasonable best efforts to obtain the support of [*****] as may be reasonably needed to facilitate the technology transfer process and meet defined timelines.

ii.    Regulatory Approval – The Parties acknowledge that the COMPANY requires that the Regulatory Approval by both the [*****] and [*****] be obtained by [*****]. The Parties will finalize a detailed timeline for all required activities, which would be included as an annex to the Technology Transfer Agreement.

Each of the SUPPLIER and COMPANY shall make commercially reasonable best efforts to meet the timelines as will be set forth in the Technology Transfer Agreement for obtaining such Regulatory Approval.

In the event of (a) a delay in the technology transfer activities or timelines due to COMPANY responsibility or otherwise due to [*****] inability to cooperate; and/or (b) COMPANY does not obtain the Regulatory Approval by the [*****] or [*****] (or by both of them) by [*****]; and/or (c) based on discussions with the [*****] and/or [*****], such Regulatory Approval is not expected to be obtained by [*****], through no fault of SUPPLIER, then, since the technology transfer costs and activities referred to herein are based on assumptions made with respect to such timelines and the required activities; the Parties shall negotiate and endeavor to reach agreement, in good faith, with respect the additional activities that will be required (i.e. clinical trials, process changes etc.), adjusted timelines and actual and reasonable costs which shall be supported by appropriate documentation.

iii.   Technology Transfer Services – The technology transfer services shall be described in the Technology Transfer Agreement (the “Technology Transfer Services”), and will include all labor associated with development, engineering, qualification, manufacturing and supply of up to [*****] batches of Product, methods transfer, project management and other necessary services. The Technology Transfer Services do not currently include the following:

a. [*****]; and

b. [*****]

c.   Any Post-Approval commitments required by the [*****], [*****], or the applicable regulatory agency or authority in any other country or territory

The addition of these activities, if required, will be done under a separate work order.

iv.   [*****] of Product – The COMPANY will be responsible for the performance of the [*****] of the Product at its own cost.

v.    [*****] Support – The COMPANY is responsible for any costs or payment to be made to [*****]for its support and/or services related to this project and/or for the grant of its approval or license with respect to the transfer to SUPPLIER of [*****]Product manufacturing technology, know-how and trade secrets (including analytical methods). [In addition, COMPANY is responsible to ensure that [*****]shall provide SUPPLIER analytical services beyond [*****] as a back-up, in case there is a delay in the technology transfer of the analytical methods and/or their validation. Such analytical services may comprise full product release services, or alternatively, outsourcing of certain of the testing.

vi.   Cost of Services – The COMPANY shall pay SUPPLIER a total amount of $[*****] for the provision of the Technology Transfer Services in accordance with the following payment schedule:

a.    During [*****]–[*****]equal quarterly payments of $[*****]each, payable on the 1st day of every calendar quarter;

b.    During [*****]–[*****]equal quarterly payments of $[*****]each, payable on the 1st day of every calendar quarter;

c.    During [*****]–[*****]equal quarterly payment of $[*****]each, payable on the 1st day of every calendar quarter;

d.    Upon [*****]– a one-time payment of $[*****]payable within [*****] days of obtaining such approval; and

e.    Upon [*****]– a one-time payment of $[*****]payable within [*****]days of obtaining such approval.

All travel, equipment purchase and installation costs, audit costs (associated with regulatory agency pre-approval inspections), internal hours and consultants required by SUPPLIER or Subcontractor and materials, excluding plasma, are also covered by the quarterly technology transfer payment set forth above.

vii.  CAPEX Investment – COMPNAY acknowledge that in addition to the agreed upon technology transfer costs specified above, [*****] requires to make certain immediate CAPEX investments in order to be able to support the technology transfer and future planned manufacturing.

viii.  Termination - COMPANY retains the right to terminate the Technology Transfer Agreement by written notice to SUPPLIER if the technology transfer contemplated therein is not feasible for any reason to be set forth in such notice, which may include, without limitation, technical challenges, regulatory agency requirements for significant changes and/or clinical studies or any other reason that may make commercialization of the Product impractical. COMPANY will be required to pay a final quarterly payment for the quarter in which the decision was notified to SUPPLIER. In the event that the Parties fail to execute the Supply Agreement in the date set forth above under the Recitals, other than as a result of SUPPLIER’s material and uncured breach of its obligations under this Term Sheet or the Technology Transfer Agreement, and as a result thereof, the Technology Transfer Agreement is terminated, then COMPANY will pay SUPPLIER pursuant to subsection (v) above (pro-rata) for all Technology Transfer Services performed until the effective date of termination of the Technology Transfer Agreement.

In addition to the above, in any event of termination of the Technology Transfer Agreement, and subject to SUPPLIER and/or [*****] provides such documentation to support the actual CAPEX Investment made through such termination, then the COMPANY will be obligated to compensate SUPPLIER and/or [*****] for [*****]% of the CAPEX Investment (as such term is defined under the Technology Transfer Agreement) up to the amount of €[*****] ([*****]). For clarification, the €[*****]represents the [*****]% portion of the CAPEX Investment.

In the event that the COMPANY terminates the Technology Transfer Agreement, the Supply Agreement will terminate automatically and become null and void.

viii. Three Way Annex – The Technology Transfer Agreement shall include a three-way executed annex specifies a detailed list of COMPANY, SUPPLIER and [*****] roles and responsibilities with respect to the technology transfer activities.

ix.   Joint Steering Committee – the COMPANY, SUPPLIER and [*****] will form a joint steering committee including representatives of each entity which will oversee all activities related to the Technology Transfer Agreement and the three-way executed annex during the term of the Technology Transfer Agreement. The Joint Steering Committee will meet as needed but not less than on quarterly basis.

x.    The Technology Transfer Agreement shall contain representations, warranties, covenants, indemnification obligations, insurance commitments, limitation of liability and other provisions that are customary for manufacture and supply agreements.

Exclusive Distribution Agreement

The Exclusive Distribution Agreement will set forth in detail the respective responsibilities and obligations of the Parties (including any regulatory responsibilities and requirements) with respect to the grant by COMPANY to SUPPLIER of exclusive marketing and distribution rights with respect to the Product in the Exclusive Distribution Territories, including, but not limited to, the following:

i.    Exclusive Marketing & Distribution Rights - COMPANY shall grant to the SUPPLIER the exclusive rights to market and distribute the Product in Israel and the Palestinian Territories during the period of the Supply Agreement.

Following obtaining of Regulatory Approval by the [*****] or [*****], the Parties shall discuss and endeavor to reach agreement, in good faith, regarding the possibility of a grant of additional exclusive marketing and distribution rights to SUPPLIER in other territories in the Territory, it being understood that COMPANY may, at its sole option decline to expand such exclusive distribution and marketing rights.

ii.    Regulatory approval in such territories - SUPPLIER will be solely responsible for the costs of manufacturing the Product for Israel and Palestinian Territories and if applicable, for other Exclusive Distribution Territories, (it being agreed that the costs of the Source Plasma shall be covered under the Plasma Agreement) and will incur full responsibility for the regulatory and operating requirements for the Product in Israel and the Palestinian Territories and if applicable in other Exclusive Distribution Territories.

COMPANY shall co-operate with and assist SUPPLIER as required by SUPPLIER, but at SUPPLIER’s cost, in order to obtain Regulatory Approval by the applicable regulatory agency or authority in each of the Exclusive Distribution Territories, including, without limitation, by permitting access to and/or use of information in the COMPANY’s Product dossier and drug master file (including the right to cross-reference any Product regulatory approvals and/or registrations). SUPPLIER shall be required to build its forecasts for Product into the COMPANY’s overall demand plan for the Product by cooperating with COMPANY in the creation of the forecasts. COMPANY shall not be responsible for the remainder of any batch if SUPPLIER orders Product outside of COMPANY’s demand plan.

SUPPLIER shall market the Product under the name [*****]® in the Exclusive Distribution Territories. The Exclusive Distribution Agreement shall include a license section to allow for SUPPLIER’s limited use of the tradename [*****]® in the Exclusive Distribution Territories.

iii.   Consideration - SUPPLIER agrees to pay COMPANY a [*****]% royalty on net sales (to be defined in the Exclusive Distribution Agreement) of the Product in Israel and the Palestinian Territories, and if applicable, in other Exclusive Distribution Territories, payable quarterly for the duration of the Exclusive Distribution Agreement.

iv.   The Exclusive Distribution Agreement shall contain representations, warranties, covenants, indemnification obligations, insurance commitments, and limitation of liability provisions and other provisions that are customary for exclusive distribution agreements.

v.    COMPANY will supply the Product for distribution by SUPPLIER under the Exclusive Distribution Agreement.

SUPPLIER agrees to purchase such quantities of unlabeled finished goods from the COMPANY with a [*****]% markup on the COMPANY’s actual acquisition costs plus shipping expenses and shipping insurance costs. Actual acquisition costs will include the actual cost of the plasma plus the actual cost of the of batch production and any additional costs associated with the batch (potency testing and release) divided by the total number of vials produced in that actual batch. An example is below for clarification:

[*****]

vi. The Exclusive Distribution Agreement shall contain representations, warranties, covenants, indemnification obligations, insurance commitments, limitation of liability and other provisions that are customary for manufacture and supply agreements.

Exclusivity

COMPANY shall exclusively purchase all of its requirements of the Product for sale in the Territory from SUPPLIER except as shall be permitted under the Supply Agreement with respect to purchases of Product from a Back-Up Supplier. SUPPLIER shall manufacture the Product exclusively for COMPANY and shall not manufacture or develop for sale, for SUPPLIER or any third party, any [*****]product.

This section shall be subject to applicable antitrust laws.

Confidentiality	The terms of the Mutual Confidentiality Agreement entered into between [*****] (of [*****]) and SUPPLIER effective as of [*****] (the “CDA”), are incorporated herein by reference, and will apply to any and all discussions and Confidential Information (as defined in the CDA) exchanged by the Parties under this Term Sheet and/or any Definitive Agreements as contemplated herein, in any form, whether oral, written, electronic or otherwise. In addition, the “Purpose” as defined in the CDA shall be deemed to include discussions between the Parties with respect to the terms of this Term Sheet and the Definitive Agreements and with respect to the transactions contemplated herein. Without derogating from the foregoing, neither Party shall disclose or discuss the terms of this Term Sheet with any persons other than its representatives who have a “need to know” and who are bound by similar confidentiality and non-use obligations, without the prior written approval of the other Party. The confidentiality and non-use obligations of the Parties herein shall continue for the period/s set forth in the CDA. The COMPANY acknowledges that SUPPLIER is a public company whose shares are publicly traded on the Tel-Aviv Stock Exchange and the NASDAQ. Accordingly: (a) SUPPLIER’s confidential information, as well as this Term Sheet may be considered as “inside information” pursuant to Israeli and US securities laws and regulations and the COMPANY undertakes not to use any confidential information in violation of the applicable securities laws; and (b) SUPPLIER may be required to make certain disclosures and publications under applicable laws, which may include this Term Sheet and/or the Parties’ discussions, such disclosure not to be deemed a breach of this Term Sheet, the Definitive Agreements and related agreements. This provision shall survive the termination or expiration of this Term Sheet for any reason.
Public Announcement	Notwithstanding the foregoing, if an announcement concerning this Term Sheet, and the Definitive Agreements is required by applicable law or any listing agreement with a national securities exchange or quotation system, the Party required to make such announcement may do so, provided that such Party shall provide notice to and a copy of such announcement as promptly as practicable in advance of such announcement and, to the extent practicable, take the views and comments of the other Party in respect of such announcement into account prior to making such announcement. Following the execution of this Term Sheet, COMPANY shall inform SUPPLIER of its decision regarding the identification of its name under the public announcement.
Expenses	Each Party shall bear its own expenses, including fees and expenses of legal, regulatory and financial advisors, in connection with the negotiation and execution of this Term Sheet, the Definitive Agreements and any ancillary agreements.

Termination

If the Definitive Agreements are not executed by the Parties within the timelines specified above, notwithstanding their reasonable commercial best efforts, then such period shall be extended automatically for an additional [*****] ([*****]) day period, during which period the Parties shall continue to make reasonable commercial best efforts to finalize and execute the Definitive Agreements. Upon the earlier of the expiration of such additional [*****] ([*****]) day period or the execution of the Definitive Agreements, this Term Sheet shall terminate automatically and will be null and voided, except any terms hereof that are expressly provided herein or intended by the Parties to survive the termination hereof.

In the event of such termination, COMPANY will be required to reimburse SUPPLIER for any costs incurred by Supplier with respect to initial Technology Transfer activities performed during such period. In no event, such costs will be in excess of the amount defined above as the payment due on account of Technology Transfer Services for the year [*****], on a pro-rata basis.

Governing law and jurisdiction; miscellaneous

This Term Sheet shall be governed by and construed in accordance with the laws of [*****], without regard to the conflicts of law principles thereof and the competent state or federal courts located in [*****] shall have exclusive jurisdiction with respect to any disputes or actions arising from this Term Sheet.

This Term Sheet may be executed in one or more counterparts, and by Parties in separate counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument. This Term Sheet, to the extent signed and delivered by electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

Any amendments or modifications to this Term Sheet must be in writing and signed by duly authorized representatives of both of the Parties.

Assignment

Neither Party shall assign or otherwise transfer this Term Sheet or any of its rights and obligations hereunder without the prior written consent of the other Party, which shall not be withheld or delayed unreasonably.

Notwithstanding the foregoing, either Party shall not be restricted in any way from assigning this Term Sheet or any of the Definitive Agreements to any affiliate, or in connection with any sale or transfer of all or substantially all of the assets to which the Supply Agreement relates, or in connection with any change of control.

[Signature Page Follows]

Executed by the Parties:

COMPANY		SUPPLIER

By:		By:	/s/ Amir London
Name:	[*****]	Name:	Amir London
Its:	[*****]	Its:	CEO
Date:		Date:

		By:	/s/ Amir London
		Name:	Chaime Orlev
		Its:	CFO
Date: